UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 13, 2006

SYNPLICITY, INC.

(Exact Name of the Registrant as Specified in Its Charter)

California

(State or Other Jurisdiction of Incorporation)

000-31545	77-0368779
(Commission File Number)	(I.R.S. Employer Identification No.)

600 West California Avenue, Sunnyvale, California	94086
(Address of Principal Executive Offices)	(Zip Code)

(408) 215-6000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On January 13, 2006, Synplicity, Inc. (“Synplicity”) and James Lovas, Synplicity’s vice president, worldwide sales, entered into a (i) Letter of Promotion (the “Letter”) and (ii) Change of Control Option Acceleration Agreement (the “Agreement”). The Agreement provides that in the event all or substantially all of Synplicity’s assets are sold, or if Synplicity is a party to a merger as a result of which its shareholders own less than 50% of the surviving entity (each, a “Change of Control”), and the employment of Mr. Lovas is terminated without cause or constructively terminated without cause within 12 months after such Change of Control, all unvested stock issued to Mr. Lovas will immediately vest and become exercisable.

On January 13, 2006, Synplicity issued a press release announcing the promotion of Mr. Lovas to vice president, worldwide sales, effective immediately.

Item 9.01.	Financial Statements and Exhibits

(c) Exhibits

Exhibit	Description
10.46	Letter of Promotion dated January 13, 2006 between Registrant and James Lovas.

99.1	Press Release dated January 13, 2006 of Synplicity, Inc. announcing James Lovas’s promotion.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNPLICITY, INC.

Date: January 20, 2006	By:	/s/ GARY MEYERS
	Name:	Gary Meyers
	Title:	Chief Executive Officer, President, and Director (Principal Executive Officer)

Date: January 20, 2006	By:	/s/ JOHN J. HANLON
	Name:	John J. Hanlon
	Title:	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

SYNPLICITY, INC.

FORM 8-K

INDEX TO EXHIBITS

Exhibit	Description
10.46	Letter of Promotion dated January 13, 2006 between Registrant and James Lovas.

99.1	Press Release dated January 13, 2006 of Synplicity, Inc. announcing James Lovas’s promotion.